UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 6, 2012

ProUroCare Medical Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51774	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6440 Flying Cloud Dr., STE 101, Eden Prairie, MN	55416
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	952-476-9093

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07 Submission of Matters to a Vote of Security Holders

ProUroCare Medical Inc. (the “Company”) held its Annual Meeting of Shareholders on August 6, 2012, at which the shareholders took the following actions:

Matter 1: Election of Directors

The director nominees described in the Company's Proxy Statement were elected as follows:

	For	Withhold	Abstain	Broker Non-Votes
Richard C. Carlson	6,157,469	209,220	120,089	9,314,408
Michael Chambers	6,361,769	6,000	119,009	9,314,408
James L. Davis	6,364,269	3,500	119,009	9,314,408
Larry Getlin	6,199,342	168,427	119,009	9,314,408
David F. Koenig	6,360,269	7,500	119,009	9,314,408
Robert J. Rudelius	6,361,769	6,000	119,009	9,314,408
Scott E Smith	6,361,769	6,000	119,009	9,314,408

Each director has consented to hold office until the next annual meeting of shareholders or until his successor is elected and shall have qualified.

Matter 2: Approval of 2012 Stock Plan

The Company’s 2012 Stock Plan was approved as follows:

For	Against	Abstain	Broker Non-Votes
6,088,382	395,396	3,000	9,314,408

Matter 3: Appointment of Independent Registered Public Accounting Firm

The appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year was ratified as follows:

For	Against	Abstain
15,783,222	0	17,964

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

August 10, 2012	By: /s/Richard C. Carlson Richard C. Carlson Chief Executive Officer